Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Sanchez Energy Corporation

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated March 18, 2013 relating to the consolidated financial statements of Sanchez Energy Corporation, which is contained in Sanchez Energy Corporation’s Annual Report on Form 10-K (File No. 001-35372), filed with the Securities and Exchange Commission on March 18, 2013, (ii) our report dated May 31, 2013 relating to the Statements of Revenues and Direct Operating Expenses of the Eagle Ford assets acquired by Sanchez Energy Corporation from Hess Corporation, which is contained in Sanchez Energy Corporation’s Current Report on Form 8-K (File No. 001-35372), filed with the Securities and Exchange Commission on June 3, 2013 and (iii) our report dated December 20, 2013 relating to the Statement of Revenues and Direct Operating Expenses of Sanchez Energy Corporation’s Wycross Assets acquired from Rock Oil Company, LLC, which is contained in Sanchez Energy Corporation’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on December 20, 2013.

/s/ BDO USA, LLP

Houston, Texas

December 20, 2013